As filed with the Securities and Exchange Commission on February 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hancock Jaffe Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	33-0936180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 Doppler

Irvine, California 92618

(949) 261-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Berman

Chief Executive Officer

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

(949) 261-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. David Selengut, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Richard Friedman, Esq. Justin Anslow, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700 Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251528

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Units consisting of common stock, par value $0.00001 per share, and warrants to purchase common stock:	$6,900,000	$752.79
(i) Shares of common stock included in the units (3)	—	—	(4)
(ii) Warrants to purchase shares of common stock included in the units (3)	—	—	(4)
Common Stock issuable upon exercise of warrants included in the units (3)(5)	$3,967,500	$432.85
Total	$10,867,500	$1,185.64	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 251528).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The warrant exercise price for one full share of common stock is 100% of the per Unit public offering price.

(6)	The registrant previously registered securities having a proposed maximum aggregate offering price of $54,337,500 on its Registration Statement on Form S-1, as amended (File No. 333-251528), which was declared effective by the Securities and Exchange Commission on February 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $10,867,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of $10,867,500 of additional units of Hancock Jaffe Laboratories, Inc. (the “Registrant”), including units that may be purchased by the underwriters to cover over-allotments, if any, with each consisting of one share of common stock and a warrant to purchase one-half (.5) of a share of common stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251528) (the “Prior Registration Statement”), initially filed by the Registrant on December 21, 2020 and declared effective by the Securities and Exchange Commission on February 8, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-251528) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Marcum LLP, independent registered public accounting firm
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-251528), filed on December 21, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 8th day of February, 2021.

HANCOCK JAFFE LABORATORIES, INC.

By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer and Director	February 8, 2021
Robert A. Berman	(Principal Executive Officer)

/s/ Craig Glynn	Chief Financial Officer & Treasurer	February 8, 2021
Craig Glynn	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 8, 2021
Dr. Sanjay Shrivastava

*	Director	February 8, 2021
Robert C. Gray

*	Director	February 8, 2021
Dr. Francis Duhay

*	Director	February 8, 2021
Matthew M. Jenusaitis

* By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Attorney-in-fact

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